EXHIBIT 10(g)

             FIRST AMENDMENT TO AGREEMENT OF STRATEGIC RELATIONSHIP


Reference is made to the Agreement of Strategic Relationship (the "Strategic Agreement") made and entered into as of October 14, 1997, between Lucasfilm Ltd., a California corporation ("Lucasfilm"), located at P.O. Box 2009, San Rafael, CA 94912, on the one hand, and Hasbro, Inc., a Rhode Island corporation, located at 1027 Newport Ave., Pawtucket R.I. 02862-1059 ("Hasbro"), on the other hand.

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties, the parties hereby agree to amend the Strategic Agreement as follows:

1. Paragraph 3.2 of the Strategic Agreement shall be supplemented and amended so that the definition of the "Toy Agreement" in the Strategic Agreement shall refer to the Toy Agreement as amended pursuant to that certain First Amendment to Toy Agreement dated as of September 25, 1998 (the "First Toy License Amendment").

2. Paragraph 4 (Warrant) shall be supplemented and amended by adding a new Paragraph 4.A., as follows, after the end of the final sentence thereof:

      "A. Concurrently with the closing of either: (i) the merger of Hasbro (or a wholly-owned subsidiary of Hasbro) with Galoob Toys, Inc., a Delaware corporation ("Galoob") or (ii) the acquisition by Hasbro (or a wholly-owned subsidiary of Hasbro) of Fifty Percent (50%) or more of the capital stock of Galoob or the acquisition of all or substantially all of the assets of Galoob (the "Galoob Acquisition"), Hasbro hereby agrees to issue to Lucasfilm a warrant in the form attached hereto as Exhibit A (the "Exchange Warrant") for the purchase of up to One Million Six Hundred Thousand (1,600,000) fully paid and non-assessable shares of the common stock of Hasbro following exercise of such warrant at a per share exercise price equal to thirty-five dollars ($35.00), subject to adjustment as provided in the Exchange Warrant, in exchange for the fully unexercised warrant dated October 14, 1997 issued to Lucasfilm by Galoob."

3. The terms and conditions of this first amendment to the Strategic Agreement (the "First Strategic Amendment") shall become effective concurrently with the closing of the Galoob Acquisition; provided, however, that if the closing of the Galoob Acquisition has not occurred on or before March 31, 1999, then this First Strategic Amendment shall automatically terminate and be of no further force and effect.

In all respects other than those specifically enumerated above, the Strategic Agreement shall remain in full force and effect.

This First Strategic Amendment is entered into as of September 25, 1998.


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LUCASFILM  LTD. ("Lucasfilm")            HASBRO, INC. ("Hasbro"), a Rhode
                                         Island Corporation

By:   /s/ HOWARD ROFFMAN                 By:  /s/ ALFRED J. VERRECCHIA
   ----------------------------             --------------------------------

Title:    Vice President                 Title: Executive Vice President and
      -------------------------                -----------------------------
                                                President-Global Operations


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                                                                     EXHIBIT A


                          [Filed as a separate exhibit.]


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